CARRIAGE SERVICES ANNOUNCES THIRD QUARTER 2018 RESULTS
HOUSTON – October 31, 2018 – Carriage Services, Inc. (NYSE: CSV) today announced results for the third quarter ended September 30, 2018, shown below:
Three Months Ended September 30, 2018 compared to Three Months Ended September 30, 2017
• Total Revenue of $64.2 million, an increase of 5.2%;
• Net Income of $2.2 million, a decrease of 27.6%;
• GAAP Diluted Earnings Per Share of $0.11, a decrease of 35.3%;

• Total Field EBITDA of $23.2 million, an increase of 1.0%;
• Total Field EBITDA Margin down 150 basis points to 36.2%;
• Adjusted Consolidated EBITDA of $15.7 million, an increase of 11.1%;
• Adjusted Consolidated EBITDA Margin up 130 basis points to 24.4%;
• Adjusted Net Income of $2.7 million, a decrease of 38.0%;
• Adjusted Diluted Earnings Per Share of $0.14, a decrease of 44.0%; and
• Adjusted Free Cash Flow of $10.0 million, an increase of 6.4%.

Nine Months Ended September 30, 2018 compared to Nine Months Ended September 30, 2017
• Total Revenue of $201.5 million, an increase of 4.4%;
• Net Income of $14.3 million, a decrease of 1.6%;
• GAAP Diluted Earnings Per Share of $0.78, a decrease of 3.7%;

• Total Field EBITDA of $78.5 million, an increase of 0.9%;
• Total Field EBITDA Margin down 130 basis points to 39.0%;
• Adjusted Consolidated EBITDA of $53.4 million, an increase of 4.3%;
• Adjusted Consolidated EBITDA Margin remained flat at 26.5%;
• Adjusted Net Income of $17.3 million, a decrease of 3.9%;
• Adjusted Diluted Earnings Per Share of $0.94, a decrease of 6.0%; and
• Adjusted Free Cash Flow of $32.5 million, an increase of 30.6%.
Mel Payne, Chief Executive Officer, stated, “The following quotes by me are from our second quarter earnings release:
‘We view the disappointing second quarter as a temporary performance aberration related to challenging revenue and margin vagaries in our funeral portfolio which is not historically symptomatic of long term operating trends. . . . We have complete confidence that our operating leadership is effectively dealing with the revenue and margin challenges in our funeral portfolio and that we will experience broadly higher performance during the latter part of the second half of the year compared to our second quarter.’
Everything I said in the above quote I believed at the time, but after continued operating performance weakness in July and August I led a comprehensive analysis by our operating leadership and support teams of each of our businesses since 2011 using both operating and financial data trends as well as the corresponding Standards Achievement trends in each case.
On October 1st I wrote a Memorandum to all of our Managing Partners, Sales Managers, Field Operating Leadership Teams, as well as Houston Support Center Leaders explaining that our many long term high performance winners were subsidizing “too many” businesses with underperformance trends. Our Board of Directors is also fully informed and supportive of our analysis of the underperformance challenges and issues (85% - 90% self-inflicted) and of the plans we have developed and are executing to quickly restore the GAAP Earnings and Free Cash Flow Value Creation Power to our company.
We have developed detailed plans of action for each underperforming business that are being executed weekly, a program that began on October 2nd and will continue through the end of this year but will be essentially complete by the end of November. The simple goal of the underperformance turnaround plans on a case by case business basis is to have each business in our portfolio positioned for High and Sustainable Standards Achievement success in 2019 and thereafter. In other words, we fully expect to head into next year with our operating and financial performance substantially higher than the recent past and to have performance trends again being our friend.
We have also completed an outreach program to our Standards Council Members, Field Operating Leaders and members of our Operations and Strategic Growth Leadership Team and Operations Analysis and Planning Group. I have confidentially asked each for feedback on how best to reorganize our operating leadership and update our Funeral and Cemetery Performance Standards to achieve and sustain high operating and financial performance for a five year timeframe beginning January 1, 2019 and ending December 31, 2023. After reviewing all the feedback and collaborating with members of our Operations and Strategic Growth Leadership Team and Board, I am announcing the following elements of our high performance and value creation trends restoration program with the annual theme:
Carriage Services 2019: Back To The Future - A New Beginning - Part II:

•
I have assumed the role of Chief Operating Officer and Peggy Schappaugh the interim role of Head of the Operations Analysis and Planning Group. Peggy and I have worked together since she joined Carriage in August 2003 “to do budgets”, and she has been involved since inception in the evolution of the idea and concepts related to our Standards Operating Model.

•
We will have a Standards Council special meeting on November 30th to update and reboot (last major update / reboot end of 2011) both our Funeral and Cemetery Standards to make them more relevant given the changing preferences of client families in our industry and the associated revenue challenges from higher rates of cremation versus traditional burials. The likely outcome of this individual standards update will be moving toward compounded long term revenue growth as a highly weighted performance standard for each business and away from the granularity of highly weighted individual annual revenue metrics such as Funeral Revenue Per Contract and Preneed Cemetery Interment Average.

•
Our annual Being The Best and five year Good To Great Managing Partner Incentive Awards will be rebooted to align more completely with our updated Performance Standards and the updated goal of operations of compounded annual revenue growth of 1% - 2% or higher for each business with substantial incentive differentiation between businesses compounding annual revenue between 0%-1%, 1%-2%, 2%-3% and over 3% annually.

•	Reorganized and focused cemetery sales and operating leadership attention on our ten largest cemeteries to drive and sustain higher preneed property sales.

•
Reorganization of the reporting structure of both field operations and Houston Support Center which is estimated to reduce annual overhead and incentive stock compensation expense by $5 - $6 million equal to 19¢ - 23¢ per share.

•
We will take one time charges to earnings in the fourth quarter related to our organizational restructuring, losses to a small group of businesses that don’t fit the size and quality profile of our existing portfolio and will be divested, cancellation of our performance awards incentive program, etc. We want the future earnings of Carriage beginning on January 1, 2019 not only to be dramatically higher but also of unquestionable quality without frequent adjustments.

•
We will be flexible on allocation of our capital, principally in the form of increasing Free Cash Flow, as our goal remains maximization of intrinsic value per share over time while maintaining a lower leverage profile than over the last several years.

•
Toward the end of 2019 after our cash earning power as defined by Consolidated EBITDA Margin has been restored and our operating and financial performance trends are again supportive of the Carriage Good to Great Journey, I will recruit a President and COO who would also be a later candidate for Carriage’s CEO Succession Plan.

We believe that the above actions will restore strong GAAP Earnings and Free Cash Flow Value Creation Power to our company by the end of this year and position our leadership at all levels to better execute our three core defining models (Standards Operating, Strategic Acquisition and 4E Leadership) that in turn will produce high and sustainable performance to drive compounded annual shareholder returns of at least 15% over the five year timeframe 2019 - 2023. We are fully aware that we have lost credibility with many of you based on weak operating leadership execution over the last two years and especially this year, so we are committed to restoring our high performance and value creation trends reputation by what we produce and sustain in results and not by what we say.
We will be able to measure the success of our high performance and value creation trends restoration program over the next few months, and while we are highly confident of success within a “Roughly Right Range” of outcomes, nevertheless we are delaying publication of another Rolling Four Quarter Outlook until early 2019 at which time we plan an early 2018 full year earnings release in which we will also communicate our performance outlook for the full year 2019.
I would like to especially thank members of our Standards Council and Board of Directors as well as our wonderful funeral and cemetery business leaders and all those in operating and support leadership roles for their renewed and unwavering commitment to achieve our Mission/Vision of Being The Best while always being 100% aligned with our Five Guiding Principles,” concluded Mr. Payne.
ACQUISITIONS
We announced the completion of three acquisitions in the third quarter of 2018: Covenant Funeral Homes in Fredericksburg and Stafford Virginia, Presley Funeral Home in Cookeville, Tennessee and L. Harold Poole Funeral Service and Crematory in Knightdale, North Carolina. These are all businesses with stellar reputations that provide high value personal services in high growth markets. We are excited about having these top independent businesses join our Carriage family.

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

9 months ended 09/30/2018	(0.5%)	(0.5%)	10.5%	2.6%	4.9%
1 year ended 12/31/17	13.1%	12.3%	21.8%	7.5%	11.8%
2 years ended 12/31/17	35.3%	32.9%	36.4%	25.9%	29.1%
3 years ended 12/31/17	31.2%	29.3%	38.3%	20.3%	25.7%
4 years ended 12/31/17	42.1%	39.5%	58.6%	23.2%	33.8%
5 years ended 12/31/17	62.4%	58.6%	102.3%	32.4%	53.4%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2018 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$77,835	40%	$80,870	35%
Fixed Income	95,349	49%	106,287	46%
Cash	19,459	10%	41,590	18%
Other/Insurance	1,946	1%	2,311	1%
Total Portfolios	$194,589	100%	$231,058	100%
The total return for our Discretionary Preneed Funeral and Cemetery Trusts through the first nine months was (0.5%). Our fixed income portfolio performance continued to track the High Yield index for the year while our equity portfolio has underperformed the broader market through the first three quarters. Currently, cash and cash equivalents account for 20% of the assets in our discretionary portfolio.
ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2018 of $10.0 million and $32.5 million, respectively, compared to Adjusted Free Cash Flow from operations of $9.4 million and $24.9 million for the corresponding periods in 2017. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and nine months ended September 30, 2017 and 2018 is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cash flow provided by operations	$10,579	$12,436	$30,825	$38,717
Cash used for maintenance capital expenditures	(1,620)	(2,482)	(6,322)	(6,196)
Free Cash Flow	$8,959	$9,954	$24,503	$32,521

Plus: Incremental Special Items:
Natural Disaster Costs	398	—	398	—
Adjusted Free Cash Flow	$9,357	$9,954	$24,901	$32,521

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, November 1, 2018 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-1078097) and ask for the Carriage Services conference call. A replay of the conference call will be available through November 6, 2018 and may be accessed by dialing 855-859-2056 (ID-1078097). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2018	% Change	2017	2018	% Change

Same Store Contracts
Atneed Contracts	5,816	5,681	(2.3%)	18,359	18,309	(0.3%)
Preneed Contracts	1,404	1,287	(8.3%)	4,350	4,271	(1.8%)
Total Same Store Funeral Contracts	7,220	6,968	(3.5%)	22,709	22,580	(0.6%)
Acquisition Contracts
Atneed Contracts	878	1,507	71.6%	2,839	4,296	51.3%
Preneed Contracts	137	197	43.8%	500	561	12.2%
Total Acquisition Funeral Contracts	1,015	1,704	67.9%	3,339	4,857	45.5%
Total Funeral Contracts	8,235	8,672	5.3%	26,048	27,437	5.3%

Funeral Operating Revenue
Same Store Revenue	$38,787	$37,456	(3.4%)	$121,914	$120,449	(1.2%)
Acquisition Revenue	6,467	10,300	59.3%	21,687	29,908	37.9%
Total Funeral Operating Revenue	$45,254	$47,756	5.5%	$143,601	$150,357	4.7%

Cemetery Operating Revenue
Same Store Revenue	$9,688	$10,439	7.8%	$29,820	$31,698	6.3%
Acquisition Revenue	761	652	(14.3%)	2,370	2,530	6.8%
Total Cemetery Operating Revenue	$10,449	$11,091	6.1%	$32,190	$34,228	6.3%

Financial Revenue
Preneed Funeral Commission Income	$315	$360	14.3%	$951	$974	2.4%
Preneed Funeral Trust Earnings	1,616	1,727	6.9%	5,286	5,638	6.7%
Cemetery Trust Earnings	1,556	1,392	(10.5%)	4,815	4,327	(10.1%)
Preneed Cemetery Finance Charges	382	436	14.1%	1,167	1,239	6.2%
Total Financial Revenue	$3,869	$3,915	1.2%	$12,219	$12,178	(0.3%)

Total Divested Revenue	$1,482	$1,479		$5,053	$4,712

Total Revenue	$61,054	$64,241	5.2%	$193,063	$201,475	4.4%

Field EBITDA
Same Store Funeral EBITDA	$14,196	$12,735	(10.3%)	$47,172	$44,462	(5.7%)
Same Store Funeral EBITDA Margin	36.6%	34.0%	(260 bp)	38.7%	36.9%	(180 bp)
Acquisition Funeral EBITDA	2,093	3,588	71.4%	8,242	10,884	32.1%
Acquisition Funeral EBITDA Margin	32.4%	34.8%	240 bp	38.0%	36.4%	(160 bp)
Total Funeral EBITDA	$16,289	$16,323	0.2%	$55,414	$55,346	(0.1%)
Total Funeral EBITDA Margin	36.0%	34.2%	(180 bp)	38.6%	36.8%	(180 bp)

Same Store Cemetery EBITDA	$2,669	$2,891	8.3%	$8,991	$9,901	10.1%
Same Store Cemetery EBITDA Margin	27.5%	27.7%	20 bp	30.2%	31.2%	100 bp
Acquisition Cemetery EBITDA	200	116	(42.0%)	743	852	14.7%
Acquisition Cemetery EBITDA Margin	26.3%	17.8%	(850 bp)	31.4%	33.7%	230 bp
Total Cemetery EBITDA	$2,869	$3,007	4.8%	$9,734	$10,753	10.5%
Total Cemetery EBITDA Margin	27.5%	27.1%	(40 bp)	30.2%	31.4%	120 bp

Funeral Financial EBITDA	$1,703	$1,786	4.9%	$5,531	$5,811	5.1%
Cemetery Financial EBITDA	1,828	1,716	(6.1%)	5,700	5,194	(8.9%)
Total Financial EBITDA	$3,531	$3,502	(0.8%)	$11,231	$11,005	(2.0%)
Total Financial EBITDA Margin	91.3%	89.5%	(180 bp)	91.9%	90.4%	(150 bp)

Total Divested EBITDA	$329	$407		$1,424	$1,373
Total Divested EBITDA Margin	22.2%	27.5%		28.2%	29.1%

Total Field EBITDA	$23,018	$23,239	1.0%	$77,803	$78,477	0.9%
Total Field EBITDA Margin	37.7%	36.2%	(150 bp)	40.3%	39.0%	(130 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2018	% Change	2017	2018	% Change

Overhead
Total Variable Overhead	$3,057	$1,410	(53.9%)	$7,765	$6,666	(14.2%)
Total Regional Fixed Overhead	995	903	(9.2%)	2,888	3,043	5.4%
Total Corporate Fixed Overhead	5,234	5,230	(0.1%)	16,347	15,371	(6.0%)
Total Overhead	$9,286	$7,543	(18.8%)	$27,000	$25,080	(7.1%)
Overhead as a percentage of Revenue	15.2%	11.7%	(350 bp)	14.0%	12.4%	(160 bp)

Consolidated EBITDA	$13,732	$15,696	14.3%	$50,803	$53,397	5.1%
Consolidated EBITDA Margin	22.5%	24.4%	190 bp	26.3%	26.5%	20 bp

Other Expenses and Interest
Depreciation & Amortization	$4,002	$4,516	12.8%	$11,874	$13,100	10.3%
Non-Cash Stock Compensation	785	915	16.6%	2,394	2,924	22.1%
Interest Expense	3,282	6,285	91.5%	9,517	14,763	55.1%
Accretion of Discount on Convertible Subordinated Notes	1,097	246	(77.6%)	3,200	1,961	(38.7%)
Net Loss on Early Extinguishment of Debt	—	—		—	936
Other, Net	6	347		3	345
Pre-Tax Income	$4,560	$3,387	(25.7%)	$23,815	$19,368	(18.7%)
Provision for Income Taxes	1,824	1,028		9,526	5,423
Tax Adjustment Related to Certain Discrete Items	(302)	159		(243)	(358)
Total Provision for Income Taxes	1,522	1,187		9,283	5,065
GAAP Net Income	$3,038	$2,200	(27.6%)	$14,532	$14,303	(1.6%)

Special Items, Net of Tax, except for **
Accretion of Discount on Convertible Subordinated Notes **	$1,097	$246		$3,200	$1,961
Net Loss on Early Extinguishment of Debt	—	—		—	740
Loss on Expired Management Agreement	—	277		—	277
Natural Disaster Costs	259	—		259	—

Adjusted Net Income	$4,394	$2,723	(38.0%)	$17,991	$17,281	(3.9%)
Adjusted Net Profit Margin	7.2%	4.2%	(300 bp)	9.3%	8.6%	(70 bp)

Adjusted Basic Earnings Per Share	$0.26	$0.14	(46.2%)	$1.08	$0.97	(10.2%)
Adjusted Diluted Earnings Per Share	$0.25	$0.14	(44.0%)	$1.00	$0.94	(6.0%)

GAAP Basic Earnings Per Share	$0.18	$0.11	(38.9%)	$0.87	$0.80	(8.0%)
GAAP Diluted Earnings Per Share	$0.17	$0.11	(35.3%)	$0.81	$0.78	(3.7%)

Weighted Average Basic Shares Outstanding	16,476	19,060		16,575	17,701
Weighted Average Diluted Shares Outstanding	17,598	19,161		17,887	18,273

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$13,732	$15,696	14.3%	$50,803	$53,397	5.1%
Natural Disaster Costs	398	—		398	—
Adjusted Consolidated EBITDA	$14,130	$15,696	11.1%	$51,201	$53,397	4.3%
Adjusted Consolidated EBITDA Margin	23.1%	24.4%	130 bp	26.5%	26.5%	0 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2017	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$952	$9,474
Accounts receivable, net	19,655	17,067
Inventories	6,519	6,938
Prepaid expenses	2,028	1,778
Other current assets	986	2,798
Total current assets	30,140	38,055
Preneed cemetery trust investments	73,853	69,953
Preneed funeral trust investments	90,682	90,051
Preneed receivables, net	31,644	18,510
Receivables from preneed trusts	15,287	16,815
Property, plant and equipment, net	247,294	261,565
Cemetery property, net	76,331	74,887
Goodwill	287,956	304,733
Intangible and other non-current assets	18,117	25,338
Cemetery perpetual care trust investments	50,229	48,813
Total assets	$921,533	$948,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,251	$2,445
Accounts payable	6,547	5,810
Other liabilities	1,361	898
Accrued liabilities	17,559	21,665
Total current liabilities	42,718	30,818
Long-term debt, net of current portion	212,154	7,648
Convertible subordinated notes due 2021	124,441	25,697
Senior notes due 2026	—	318,956
Obligations under capital leases, net of current portion	6,361	6,211
Deferred preneed cemetery revenue	54,690	46,156
Deferred preneed funeral revenue	34,585	28,153
Deferred tax liability	31,159	31,694
Other long-term liabilities	3,378	3,155
Deferred preneed cemetery receipts held in trust	73,853	69,953
Deferred preneed funeral receipts held in trust	90,682	90,051
Care trusts’ corpus	49,856	48,396
Total liabilities	723,877	706,888
Commitments and contingencies:
Stockholders’ equity:
Common stock	226	257
Additional paid-in capital	216,158	243,869
Retained earnings	57,904	74,338
Treasury stock	(76,632)	(76,632)
Total stockholders’ equity	197,656	241,832
Total liabilities and stockholders’ equity	$921,533	$948,720

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

Revenues:
Funeral	$47,329	$49,843	$150,279	$156,969
Cemetery	13,725	14,398	42,784	44,506
	61,054	64,241	193,063	201,475
Field costs and expenses:
Funeral	29,267	31,734	89,118	95,815
Cemetery	8,769	9,268	26,142	27,183
Depreciation and amortization	3,601	4,011	10,719	11,688
Regional and unallocated funeral and cemetery costs	3,937	2,114	9,845	8,662
	45,574	47,127	135,824	143,348
Gross profit	15,480	17,114	57,239	58,127

Corporate costs and expenses:
General, administrative and other	6,134	6,344	19,549	19,342
Home office depreciation and amortization	401	505	1,155	1,412
	6,535	6,849	20,704	20,754
Operating income	8,945	10,265	36,535	37,373
Interest expense	(3,282)	(6,285)	(9,517)	(14,763)
Accretion of discount on convertible subordinated notes	(1,097)	(246)	(3,200)	(1,961)
Net loss on early extinguishment of debt	—	—	—	(936)
Other, net	(6)	(347)	(3)	(345)
Income before income taxes	4,560	3,387	23,815	19,368
Provision for income taxes	(1,824)	(1,028)	(9,526)	(5,423)
Tax adjustment related to certain discrete items	302	(159)	243	358
Net provision for income taxes	(1,522)	(1,187)	(9,283)	(5,065)
Net income	$3,038	$2,200	$14,532	$14,303

Basic earnings per common share:	$0.18	$0.11	$0.87	$0.80
Diluted earnings per common share:	$0.17	$0.11	$0.81	$0.78

Dividends declared per common share	$0.050	$0.075	$0.150	$0.225

Weighted average number of common and common equivalent shares outstanding:
Basic	16,476	19,060	16,575	17,701
Diluted	17,598	19,161	17,887	18,273

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended September 30,
	2017	2018
Cash flows from operating activities:
Net income	$14,532	$14,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,874	13,100
Provision for losses on accounts receivable	1,737	1,511
Stock-based compensation expense	2,394	2,924
Deferred income tax expense	1,215	3,547
Amortization of deferred financing costs	614	420
Amortization of capitalized commissions on preneed contracts	3,200	1,961
Accretion of discount on convertible subordinated notes	—	154
Amortization of debt discount on senior notes	—	449
Net loss on early extinguishment of debt	—	936
Net loss on sale of businesses and disposal of other assets	341	408
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(2,594)	(3,010)
Inventories and other current assets	2,356	(1,911)
Intangible and other non-current assets	340	(345)
Preneed funeral and cemetery trust investments	(5,114)	4,419
Accounts payable	(3,510)	(735)
Accrued and other liabilities	(2,790)	3,761
Deferred preneed funeral and cemetery revenue	2,098	6,292
Deferred preneed funeral and cemetery receipts held in trust	4,132	(9,467)
Net cash provided by operating activities	30,825	38,717

Cash flows from investing activities:
Acquisition and land for new construction	(723)	(37,970)
Net proceeds from the sale of other assets	405	—
Capital expenditures	(13,129)	(9,037)
Net cash used in investing activities	(13,447)	(47,007)

Cash flows from financing activities:
Payments against the term loan	(8,438)	(127,500)
Borrowings from the revolving credit facility	75,100	96,000
Payments against the revolving credit facility	(67,300)	(188,000)
Payment of debt issuance costs related to long-term debt	—	(1,551)
Redemption of the 2.75% convertible subordinated notes	—	(75,229)
Payment of transaction costs related to the redemption of the 2.75% convertible subordinated notes	—	(845)
Proceeds from the issuance of the 6.625% senior notes	—	320,125
Payments of debt issuance costs related to the 6.625% senior notes	—	(1,367)
Payments on other long-term debt and obligations under capital leases	(1,084)	(1,031)
Payments on contingent consideration recorded at acquisition date	(101)	(138)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,296	1,075
Purchase of treasury stock	(16,366)	—
Taxes paid on restricted stock vestings and exercises of non-qualified options	(509)	(651)
Dividends on common stock	(2,503)	(4,076)
Net cash provided by (used in) financing activities	(19,905)	16,812

Net increase (decrease) in cash and cash equivalents	(2,527)	8,522
Cash and cash equivalents at beginning of period	3,286	952
Cash and cash equivalents at end of period	$759	$9,474

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated funeral costs and Financial EBITDA related to the Funeral Home segment.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•
Divested Revenue is defined as revenues from one funeral home business sold during 2017 and three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement.

•
Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the funeral home business sold and the three cemetery businesses related to the expired management agreement noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) regional and unallocated costs. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and nine months ended September 30, 2017 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Net Income	$3,038	$2,200	$14,532	$14,303
Special Items, Net of Tax, except for **
Accretion of Discount on Convertible Subordinated Notes **	1,097	246	3,200	1,961
Net Loss on Early Extinguishment of Debt	—	—	—	740
Loss on Expired Management Agreement	—	277	—	277
Natural Disaster Costs	259	—	259	—
Adjusted Net Income	$4,394	$2,723	$17,991	$17,281

** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2017 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Net Income	$3,038	$2,200	$14,532	$14,303
Net Tax Provision	1,522	1,187	9,283	5,065
Pre-Tax Income	4,560	3,387	23,815	19,368
Interest Expense	3,282	6,285	9,517	14,763
Accretion of Discount on Convertible Subordinated Notes	1,097	246	3,200	1,961
Net Loss on Early Extinguishment of Debt	—	—	—	936
Non-Cash Stock Compensation	785	915	2,394	2,924
Depreciation & Amortization	4,002	4,516	11,874	13,100
Other, Net	6	347	3	345
Consolidated EBITDA	$13,732	$15,696	$50,803	$53,397
Adjusted For:
Natural Disaster Costs	398	—	398	—
Adjusted Consolidated EBITDA	$14,130	$15,696	$51,201	$53,397

Revenue	$61,054	$64,241	$193,063	$201,475

Adjusted Consolidated EBITDA Margin	23.1%	24.4%	26.5%	26.5%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and nine months ended September 30, 2017 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Funeral Gross Profit (GAAP)	$12,570	$13,644	$45,951	$45,962
Depreciation & Amortization	2,431	2,732	7,329	7,936
Regional & Unallocated Costs	3,061	1,733	7,881	7,256
Funeral Financial EBITDA	(1,703)	(1,786)	(5,531)	(5,811)
Funeral Divested EBITDA	(70)	—	(216)	3
Funeral Field EBITDA	$16,289	$16,323	$55,414	$55,346

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cemetery Gross Profit (GAAP)	$2,910	$3,470	$11,288	$12,165
Depreciation & Amortization	1,170	1,279	3,390	3,752
Regional & Unallocated Costs	876	381	1,964	1,406
Cemetery Financial EBITDA	(1,828)	(1,716)	(5,700)	(5,194)
Cemetery Divested EBITDA	(259)	(407)	(1,208)	(1,376)
Cemetery Field EBITDA	$2,869	$3,007	$9,734	$10,753

Components of Total Field EBITDA for the three and nine months ended September 30, 2017 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Funeral Field EBITDA	$16,289	$16,323	$55,414	$55,346
Cemetery Field EBITDA	2,869	3,007	9,734	10,753
Funeral Financial EBITDA	1,703	1,786	5,531	5,811
Cemetery Financial EBITDA	1,828	1,716	5,700	5,194
Funeral Divested EBITDA	70	—	216	(3)
Cemetery Divested EBITDA	259	407	1,208	1,376
Total Field EBITDA	$23,018	$23,239	$77,803	$78,477
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
GAAP Basic Earnings Per Share	$0.18	$0.11	$0.87	$0.80
Special Items	0.08	0.03	0.21	0.17
Adjusted Basic Earnings Per Share	$0.26	$0.14	$1.08	$0.97
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
GAAP Diluted Earnings Per Share	$0.17	$0.11	$0.81	$0.78
Special Items	0.08	0.03	0.19	0.16
Adjusted Diluted Earnings Per Share	$0.25	$0.14	$1.00	$0.94
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2013 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2013 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2018 (in thousands):

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	Revenue	EBITDA	Revenue	EBITDA
2013 Acquired Portfolio	$897	$327	$3,041	$1,275

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	recent changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.